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                                                                    Exhibit 10.6

                            Summary Description of
                            Equistar Chemicals, LP
                  Executive Supplemental Savings Plan (ESSP)

Eligibility:  Employees who earn in excess of $160m annually

Eligible employees receive an "employer match" on the monies that are limited in the 401(k) plan due to the plan's exclusion of a company match on employees who earn $160m annually in base pay.

The employer "match" may be taken in cash at year-end, or deferred in the Salary and Bonus Deferral Plan.